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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
The St. Joe Company:

We consent to the incorporation by reference in the registration statement on Form S-8 of The St. Joe Company 1999 Employee Stock Purchase Plan of The St. Joe Company of our reports, dated March 11, 2005, with respect to the consolidated balance sheets of The St. Joe Company as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated by reference herein, which reports appear in the December 31, 2004 annual report on Form 10-K of The St. Joe Company.

/s/ KPMG LLP

Jacksonville, Florida
August 8, 2005